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                                                              Exhibit (e)(ii)(A)

                            FORM OF AMENDED EXHIBIT A
                             Dated November 30, 2002
                     to the Administrative Service Agreement

Class C Shares
--------------
Fifth Third Quality Growth Fund                   Fifth Third International GDP Fund
Fifth Third Disciplined Large Cap Value Fund      Fifth Third Small Cap Growth Fund
Fifth Third Balanced Fund                         Fifth Third Equity Index Fund
Fifth Third Mid Cap Growth Fund                   Fifth Third Large Cap Core Fund
Fifth Third International Equity Fund             Fifth Third Short Term Bond Fund
Fifth Third Technology Fund                       Fifth Third Michigan Municipal Bond Fund
Fifth Third Intermediate Bond Fund                Fifth Third Municipal Bond Fund
Fifth Third Bond Fund                             Fifth Third Large Cap  Opportunity Fund
Fifth Third U.S. Government Bond Fund             Fifth Third LifeModel Conservative Fund(SM)
Fifth Third Intermediate Municipal Bond Fund      Fifth Third LifeModel Moderately Conservative Fund(SM)
Fifth Third Ohio Municipal Bond Fund              Fifth Third LifeModel Moderate Fund(SM)
Fifth Third Strategic Income Fund                 Fifth Third LifeModel Moderately Aggressive Fund(SM)
Fifth Third Multi Cap Value Fund                  Fifth Third LifeModel Aggressive Fund(SM)
Fifth Third Worldwide Fund                        Fifth Third Prime Money Market Fund
Fifth Third Micro Cap Value Fund                  Fifth Third Small Cap Value Fund

In compensation for the services provided pursuant to this Agreement, FIFTH THIRD BANK will be paid a monthly fee computed at the annual rate of up to 0.25% of the average aggregate net asset value of the Investment C Shares of each applicable Fund held during the month.

                                             FIFTH THIRD FUNDS

                                             By: __________________________
                                             Title:


                                             FIFTH THIRD BANK

                                             By: __________________________
                                             Title: